UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 31, 2007

Joytoto USA, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	O-49933 (Commission File Number)	95-4886472 (I.R.S. Employer Identification No.)

3000 Scott Boulevard, Suite 206
Santa Clara, CA 95054
(Address of principal executive offices) (zip code)

(408) 970-8050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on management’s beliefs and assumptions, and on information currently available to management. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company set forth under the heading “Management’s Discussion and Analysis of Financial Condition or Plan of Operation.” Forward-looking statements also include statements in which words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “consider” or similar expressions are used.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The Company’s future results and shareholder values may differ materially from those expressed in these forward-looking statements. Readers are cautioned not to put undue reliance on any forward-looking statements.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 31, 2007, on October 12, 2007 we entered into a Stock Exchange Agreement with Joytoto Co., Ltd., a Korean company, and Joyon Entertainment Co., Ltd, a Korean company, to purchase 100% of the issued and outstanding capital stock of Joyon Entertainment, Inc., a Delaware corporation (“JEI”), in exchange for 115,000,000 shares of our common stock (after giving effect to a one-for-forty reverse split of our common stock) as well as the divestment of our two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc.

In order to complete the acquisition of JEI, we were also required to secure a release of the Company from the holders of our Senior Secured Convertible Debentures, as well as effect the conversion of our Junior Convertible Secured Debentures. Accordingly, we entered into an Agreement to Purchase Subsidiaries and Cancel Shares with Marc Ebersole (then our CEO and Director), Christine Ebersole (then a Director and employee), and Scott Schweber (then a Director), as well as the holders of our Senior Secured Convertible Debentures and our Junior Convertible Debentures (the “Subsidiary Purchase Agreement”). According to the Subsidiary Purchase Agreement, Marc Ebersole, Christine Ebersole and Scott Schweber (the “Management Shareholders”) released the Company from any and all claims they may have had against the Company and its lenders, and tendered to the Company a total of 130,000,000 shares of our common stock for cancellation. Our Senior Secured Debenture Holder released the Company from its obligations under the Senior Debenture, and such obligations will remain obligations of our two former subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc. The holders of our Junior Convertible Debentures, which were convertible into 17,350,000 shares of common stock (after giving effect to the one-for-forty reverse split), converted their debentures into (i) 17,350,000 shares of common stock, (ii) were issued an additional 16,169,549 shares of common stock, and (iii) were issued warrants to purchase 21,000,000 shares of common stock at an exercise price of $0.10 per share (all amounts reflect issuances after giving effect to the above mentioned reverse stock split). Finally, we transferred 100% of the outstanding capital stock of our two operating subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc. to the Management Shareholders and the holders of our Junior Convertible Debentures.

Effective on October 31, 2007, our name was changed to Joytoto USA, Inc. and our common stock commenced trading under the new symbol “JYTO”.

On November 6, 2007, we filed a Current Report on Form 8-K regarding the closing of the above-mentioned transactions.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 12, 2007, we entered into a Stock Exchange Agreement with Joytoto Co., Ltd., a Korean company, and Joyon Entertainment Co., Ltd, a Korean company, to purchase 100% of the issued and outstanding capital stock of Joyon Entertainment, Inc., a Delaware corporation (“JEI”), in exchange for 115,000,000 shares of our common stock (after giving effect to a one-for-forty reverse split of our common stock) as well as the divestment of our two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc. As a result of this acquisition we acquired certain operations and assets as described herein.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report, effective on October 31, 2007, we acquired Joyon Entertainment, Inc. Although we were not a shell company prior to the transaction, we had significantly different operations before the transaction and have therefore included the below Form 10 disclosure information as would have been required under Item 2.01(f) of Form 8-K if we were a shell company immediately before the transaction. We have included this disclosure in order to disclose the details of this transaction and our resulting new operations and management.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined company after the acquisition of JEI, except that information relating to periods prior to the date of the merger only relate to the Company unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

History and Development of the Company

Joytoto USA, Inc., formerly BioStem, Inc. (the “Company,” “we,” and “us”) was incorporated on November 2, 2001, in the State of Nevada, as Web Views Corporation. In June 2003, we acquired 100% of the issued and outstanding shares of Cascade Mountain Mining Corp., pursuant to an exchange agreement. As a result of the acquisition and the change in focus of our business, on June 17, 2003, we changed our name from Web Views Corporation to Cascade Mountain Mining Company, Inc.

On January 7, 2005, we changed our name from Cascade Mountain Mining Company, Inc. to National Parking Systems, Inc., in anticipation of an exchange agreement entered into on January 13, 2005, whereby we acquired 100% of the issued and outstanding shares of ABS Holding Company, Inc., a Nevada corporation and BH Holding Company, Inc., a Nevada corporation.

On November 18, 2005, we changed our name from National Parking Systems, Inc. to BioStem, Inc. in contemplation of the closing of an Agreement and Plan of Merger we had entered into with Cryobanks International, Inc., a stem cell company. Due to the failure of Cryobanks to satisfy certain conditions of the closing of such Agreement, we terminated the Agreement in September 2007, and sought a new acquisition.

On October 12, 2007, we entered into a Stock Exchange Agreement with Joytoto Co., Ltd., a Korean company (“Joytoto Korea”), and Joyon Entertainment Co., Ltd, a Korean company, to purchase 100% of the issued and outstanding capital stock of Joyon Entertainment, Inc., a Delaware corporation (“JEI”), in exchange for 115,000,000 shares of our common stock (after giving effect to a one-for-forty reverse split of our common stock) as well as the divestment of our two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc. Effective on October 31, 2007, our name was changed to Joytoto USA, Inc. and our common stock commenced trading under the new symbol “JYTO”.

We are a majority owned subsidiary of Joytoto Korea, a Korean public company traded on the KOSDAQ. We have one wholly-owned subsidiary, JEI, and two sub-subsidiaries, Joytoto Technologies, Inc., a Nevada corporation (“JTI”) and Joytoto America, Inc., a California corporation (“JAI”), both of which are wholly-owned subsidiaries of JEI.

Products and Services

Our operations are organized into two business segments: Consumer Electronics and Video Games. Neither of our business segments has generated any revenues.

Consumer Electronics

Through our sub-subsidiary, JTI, we are a virtual, original equipment manufacturer (“OEM”) of consumer electronics for retailers located throughout the world. Effective on June 11, 2007, JTI entered into an Exclusive Distributorship Agreement with Joytoto Korea, whereby JTI was appointed as the exclusive worldwide distributor of Joytoto Korea’s MP3 products and other consumer electronic devices. Joytoto Korea will complete all purchase orders existing or pending as of the date of the Exclusive Distributorship Agreement. In addition, Joytoto Korea will complete any additional purchase orders until such time as JTI is able to fulfill such orders, which is expected to be in the first quarter of 2008. It is anticipated that Joytoto Korea will transfer to JTI all of its MP3 products business as described in the Exclusive Distributorship Agreement at such time as we are able to fulfill all new purchase orders for such products. We hope to enter into direct contractual relationships with Joytoto Korea’s primary customers at that time.

In September 2006, Joytoto Korea entered into an agreement with Best Buy Co., Inc. (“Best Buy”) to develop and manufacture an MP3 player to be sold under Best Buy’s in-house brand, Insignia. To date, Joytoto Korea has developed three models of the Insignia MP3 player for Best Buy. Product features of the top of the line Insignia Pilot include:

•	8GB internal flash storage;
•	Built-in Bluetooth wireless audio that enables users to listen to music with compatible Bluetooth headphones;
•	2.4" high-resolution LCD color display with wide viewing angles;
•	Built-in digital FM tuner;
•	Secure digital card expansion slot for additional memory capacity;
•	High-speed USB 2.0 interface; and
•	PC and Mac compatible.

Retail prices for the Insignia Pilot line range from $179 for the 8 GB model to $139 for the 4 GB model. Prices for the Insignia Sport line range from $119 for the 4 GB model to $89 for the 2 GB model.

In February 2007, Joytoto Korea also entered into an OEM agreement to develop and manufacture 200,000 units of the IRiver X20 multi-media device for South Korean consumer electronics firm Reigncom. Product features of the X-20 include:

•	8GB internal flash storage holds MP3 files, photos and videos;
•	QVGA Color LCD with dynamic GUI (2.2 inch TFT-LCD);
•	Music: 22 hours/Video: 6 hours;
•	Built-in SD-Card Slot;
•	Firmware upgradeable; and
•	USB 2.0 interface, Ultra Fast Data Transfer.

In addition to the relationships with Best Buy and Reigncom, we are actively seeking partnerships with other leading retailers and consumer electronics brands globally. We intend to expand our product offerings to include GPS devices, LCD displays, Bluetooth devices, digital picture frames, and other digital multimedia peripherals.

As a virtual OEM, we believe we benefit from a cost structure that does not include the overhead costs of manufacturing facilities and related personnel. Furthermore, we carry little inventory and are not responsible for returned goods. Joytoto Korea’s main contract manufacturing partner has built devices for Sandisk, Samsung, and Napster. The manufacturer currently delivers between 30,000 and 50,000 MP3 players to Joytoto Korea per month, with the ability to scale production on short notice.

Unlike retailers, whose core competency revolves around purchasing and reselling finished goods, Joytoto Korea’s value-added services include product development and supply chain management. Serving their customers as a supply channel partner, Joytoto Korea offers a wide spectrum of products and a broad range of services and solutions, including materials planning, design services, programming and assembly services. We intend to take over Joytoto Korea’s MP3 manufacturing and distribution business, and in support of these services, we currently maintain a staff of five employees and make use of Joytoto Korea’s staff of over 100 hardware, mechanical, and software engineers in Korea as well as quality control and quality assurance manufacturing support in China.

As of the date of this Current Report on Form 8K, we do not have any revenues. Our parent company, Joytoto Korea, has the direct relationship with Best Buy and Reigncom, which can be assigned to us at any time without the need for their consent. We are currently developing our business plan and arranging for the necessary working capital financing to be able to take over those relationships from Joytoto Korea.

Video Games

Through our sub-subsidiary, JAI, we plan to operate an online game service in North America.

On April 18, 2007, JAI entered into a Master License Agreement with Joytoto Korea, and Joyon Entertainment Co., Ltd., a Korean company (collectively, the “Licensors”), whereby JAI acquired an exclusive license to operate an online game service, using four online video games developed by the Licensors, in the United States, for a period of ten years. In addition, JAI has the option to enter into an exclusive license to provide an additional twenty online video games through its online game service. A national appraisal firm, valued the online game license at more than $36,000,000.

Customers and Suppliers

Our target customers are value-added resellers (“VARs”) that sell consumer electronics worldwide. Best Buy and Reigncom, with which our controlling parent company, Joytoto Korea, has current agreements, are examples of VAR’s. In addition to our intent to take over Joytoto Korea’s relationships with Best Buy and Reigncom, we are actively seeking to develop partnerships with other leading retailers and consumer electronics brands globally.

The contract manufacturer currently delivers between 30,000 and 50,000 MP3 players to Joytoto Korea per month, with the ability to scale production on short notice. We regard Joytoto Korea’s relationship with its manufacturer, and the transfer of that relationship to our subsidiary, JTI, to be essential to our consolidated results of operations and do not currently have arrangements with other manufacturers to build and deliver our products.

Competition

Our business is extremely competitive, particularly with respect to prices, and, in certain instances, product availability. In addition, the market for the products we develop is subject to rapid technological change. We intend to compete with numerous OEM’s, many of which have significantly greater financial, technical, and marketing resources than we do.

Employees

We have five employees, all of which are full time.

RISK FACTORS

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

We are in our early stages of development and face risks associated with a new company in a growth industry. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or the profits we anticipate in the future.

If we are unable to maintain relationships with our suppliers, our business could be materially adversely affected.

Substantially all of our products are going to be manufactured by Joytoto Korea’s contract manufacturing partner. To the extent that manufacturer is unwilling to do business with us, or to continue to do business with us once we enter into formal agreements with it, our business could be materially adversely affected. In addition, to the extent that the manufacturer modifies the terms of any contract it may enter into with us (including, without limitation, the terms regarding price, rights of return, or other terms that are favorable to us), or extend lead times, limit supplies due to capacity constraints, or other factors, there could be a material adverse effect on our business.

Our controlling parent company, Joytoto Korea, has contractual arrangements with only two customers at this time, and we intend to take over these contractual arrangements. If we are unable to take over these contractual arrangements, either due to inability to perform or unwillingness of the customers to accept us as the successor to Joytoto Korea, or if we lose these customer accounts before they generate any revenue, our business would substantially suffer.

Our controlling parent company, Joytoto Korea, currently has contractual relationships with Best Buy and Reigncom, neither of which has generated any revenue for us. The loss of business from Best Buy and Reigncom, or the failure to establish direct contractual relationships between Best Buy and/or Reigncom and our JTI subsidiary before we generate revenues would substantially harm our business.

We operate in a competitive industry and continue to be under the pressure of eroding gross profit margins, which could have a material adverse effect on our business.

The market for the products we intend to develop is very competitive and subject to rapid technological change. The prices for our intended products tend to decrease over their life cycle, which can result in decreased gross profit margins for us. There is also substantial and continuing pressure from customers to reduce their total cost for products. We expend substantial amounts on the value creation services required to remain competitive, retain existing business, and gain new customers, and we must evaluate the expense of those efforts against the impact of price and margin reductions. Further, our margins will be lower in certain geographic markets and certain parts of our business than in others. For example, the products we intend to sell in the Asian markets tend to have lower profit margins than in the United States. If we are unable to effectively compete in our industry or are unable to maintain acceptable gross profit margins, our business could be materially adversely affected.

Products developed by us may be found to be defective and, as a result, warranty and/or product liability claims may be asserted against us, which may have a material adverse effect on the company.

We may face claims for damages as a result of defects or failures in the products we intend to develop, or which Joytoto Korea has developed for value-added resellers. Our ability to avoid liabilities, including consequential damages, may be limited as a result of differing factors, such as the inability to exclude such damages due to the laws of some of the countries where we do business. Our business could be materially adversely affected as a result of a significant quality or performance issue in the products developed by us, if we are required to pay for the damages that result.

Our share ownership is concentrated.

Joytoto Co. Ltd., a Korean company, beneficially owns approximately 74.9% of our voting shares (including shares owned by its wholly-owned subsidiary, Joyon Entertainment Co., Ltd.). As a result, this stockholder can exert significant influence over all matters requiring stockholder approval, including the election and removal of directors, any merger, consolidation or sale of all or substantially all of assets, as well as any charter amendment and other matters requiring stockholder approval. In addition, this stockholder may dictate the day to day management of the business. This concentration of ownership may delay or prevent a change in control and may have a negative impact on the market price of our common stock by discouraging third party investors. In addition, the interests of this stockholder may not always coincide with the interests of our other stockholders.

Our non-U.S. locations may represent a significant portion of our sales, and consequently, we may be exposed to risks associated with operating internationally.

As a result of our intended foreign sales and locations, and our relationships with foreign suppliers and potential foreign customers, our operations may be subject to a variety of risks that are specific to international operations, including the following:

•	import and export regulations that could erode profit margins or restrict exports;
•	the burden and cost of compliance with foreign laws, treaties, and technical standards and changes in those regulations;
•	potential restrictions on transfers of funds;
•	foreign currency fluctuations;
•	import and export duties and value-added taxes;
•	transportation delays and interruptions;
•	uncertainties arising from local business practices and cultural considerations; and
•	potential military conflicts and political risks.

While we intend to adopt measures to reduce the potential impact of losses resulting from the risks of doing business abroad, we cannot ensure that such measures will be adequate.

When we make acquisitions, we may not be able to successfully integrate them or attain the anticipated benefits.

We intend to acquire other businesses that are synergistic with ours. If we are unsuccessful in integrating our acquisitions, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse effect on our business. In addition, we may not realize all of the anticipated benefits from our acquisitions, which could result in an impairment of goodwill or other intangible assets.

If we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls over financial reporting, we may not be able to report our financial results accurately or timely or detect fraud, which could have a material adverse effect on our business.

An effective internal control environment is necessary for us to produce reliable financial reports and is an important part of our effort to prevent financial fraud. We are required to periodically evaluate the effectiveness of the design and operation of our internal controls over financial reporting. Based on these evaluations, we may conclude that enhancements, modifications or changes to internal controls are necessary or desirable. While management evaluates the effectiveness of our internal controls on a regular basis, these controls may not always be effective. There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment. In addition, control procedures are designed to reduce rather than eliminate business risks. If we fail to maintain an effective system of internal controls, or if management or our independent registered public accounting firm discovers material weaknesses in our internal controls, we may be unable to produce reliable financial reports or prevent fraud, which could have a material adverse effect on our business. In addition, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. Any such actions could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline or limit our access to capital.

We will rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we will have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

Substantially all of our products will be manufactured by unaffiliated manufacturers. We may not have any long-term contracts with our suppliers or manufacturing sources, and we expect to compete with other companies for raw materials, production and import quota capacity.

There can be no assurance that there will not be a significant disruption in the supply of raw materials from our intended sources or, in the event of a disruption, that we would be able to locate alternative suppliers of materials of comparable quality at an acceptable price, or at all. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner. If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional supplies of raw materials or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

In addition, there can be no assurance that our suppliers and manufacturers will continue to provide raw materials and to manufacture products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our manufacturers, products that fail to meet our standards or other unauthorized products could end up in the marketplace without our knowledge, which could harm our reputation in the marketplace.

The Chinese government could change its policies toward, or even nationalize, private enterprise, which could harm our operations.

The majority of our manufacturing will be conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities and decentralization of economic regulation. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time without notice. Changes in policies by the Chinese government resulting in changes in laws or regulations, our interpretation of laws or regulations, or the imposition of confiscatory taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect our business and operating results.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

There has been a limited public market for our common stock and there can be no assurance an active trading market for our common stock will develop. This could adversely affect our shareholders’ ability to sell our common stock in short time periods or possibly at all. Our common stock has experienced and is likely to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products or enhancements by us or our competitors; general conditions in the markets we serve; general conditions in the U.S. economy; developments in patents or other intellectual property rights; the performance of our eligible portfolio companies; and developments in our relationships with our customers and suppliers. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

Our common stock is traded on the "Over-the-Counter Bulletin Board," which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently traded on the Over the Counter Bulletin Board (OTCBB) where we expect it to remain in the foreseeable future. Broker-dealers often decline to trade in OTCBB stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

FINANCIAL INFORMATION

Selected Financial Data

SELECTED FINANCIAL DATA

Joytoto USA, Inc. (1)
	Six Months Ended June 30,	For the Period December 6, 2006 (Inception) to December 31,	For the Period December 6, 2006 (Inception) to June 30,
	2007	2006	2007

Statement of Operations Data:

Total revenues	$-	-	-

Net income (loss)	(289,093)	(5,001)	(294,094)

Net Income (loss) per Common Share	(0.02)	(5.00)	(0.02)

Balance Sheet Data:

	June 30, 2007	December 31, 2006

Current assets	$22,121	-
Other assets - License agreements	16,272,269	-
Total assets	16,374,432	-

Current liabilities	85,525	5,000
Total liabilities	85,525	5,000
Total stockholders’ equity (deficit)	16,288,907	(5,000)

Total dividends per common share	-	-

(1)
The selected financial data included in this Section is the financial data for Joyon Entertainment, Inc. which contains all the operations of the parent company, Joytoto USA, Inc. (formerly known as BioStem, Inc.). This information assumes that our now discontinued (divested) parking operations were divested as of the inception of Joyon Entertainment, Inc.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Current Report on Form 8-K reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

On October 31, 2007, we divested our two subsidiaries and acquired Joyon Entertainment, Inc., and its two wholly-owned subsidiaries, Joytoto America, Inc. and Joytoto Technologies, Inc. The discussion below concerns the business operations of our new subsidiaries, which are engaged in the business of providing online gaming services and MP3 and other technical products.

Results of Operations

Introduction

Our business is conducted through our two wholly-owned subsidiaries, Joytoto America and Joytoto Technologies. Both were acquired by Joyon Entertainment, Inc., in the second quarter of 2007, and both were formed in the third quarter of 2006, and thus we have no operations, other than some simple formation activities, for comparison purposes in prior periods. We have no revenues for any periods. We anticipate that we will have revenues beginning in 2008, but that we will continue to operate at a loss until at least the fourth quarter of 2008. There can be no assurance, however, that we will achieve all or any part of our anticipated revenue goals. All of our revenue goals are based on the assumption that Joytoto Korea will transfer its MP3 products business to our subsidiary, Joytoto Technologies, pursuant to our Exclusive Distributorship Agreement, however, this transfer cannot be assured, and if this transfer does take place, it cannot be assured that the transfer will be successful, or that the suppliers of our products will accept us as their customer, or the purchasers of our products will accept us as their supplier.

Six Months ended June 30, 2007 and the Period from December 6, 2007 (Inception) to December 31, 2006

Revenues, Expenses and Loss from Operations

Our revenues, selling, general and administrative expenses, depreciation, amortization, total costs and expenses, and net loss for the six months ended June 30, 2007 and for the period from December 6, 2006 (Inception) to June 30, 2007 are as follows:

	Six Months Ended June 30, 2007	For the Period December 6, 2006 (Inception) to June 30, 2007

Revenue	$-	$-
Selling, general and administrative	96,472	101,473
Depreciation	1,652	1,652
Amortization	190,969	190,969
Total costs and expenses	289,093	294,094

Net Loss	$(289,093)	$(294,094)

For both the six months ended June 30, 2007, and the period from December 6, 2006 (Inception) to June 30, 2007, our selling, general and administrative expenses consisted primarily of $69,125 in professional fees, $10,000 of payroll expenses, and $7,373 of rent expense for the six months ended June 30, 2007 and $5,001 of professional fees for the period from December 6, 2006 (Inception) to December 31, 2006. Depreciation is of computers and other office furniture and equipment. Amortization is derived from the value assigned to the securities and other consideration issued for our license and distribution agreements, based on their estimated useful life (see Note F to the enclosed consolidated financial statements).

Net Loss

Because we have had no revenues for the periods discussed, our total costs and expenses for each period is equal to our net loss for the same period.

Liquidity and Capital Resources

Introduction

Our primary assets are the two online game license agreements and the Exclusive Distributorship Agreement. We have not begun to generate revenue from these agreements, and as a result we have very few current assets. Our cash requirements have been relatively small up to this point, but as a result of the acquisition of JEI and the fact that we are now a public, reporting company, we anticipate that our cash needs will increase dramatically. We anticipate satisfying these cash needs through the sale of our common stock until we not only begin to generate revenue, but until we can generate enough revenue to sustain our operations.

Cash Requirements

For the six months ended June 30, 2007, we had a net loss from operations of $289,093. This was offset by depreciation and amortization of $192,621, an increase in loan receivable of $11,500, a decrease in prepaid expenses of $1,369, an increase in accrued expenses of $48,565, and an increase in the amount due to an affiliate (Joytoto Korea) of $20,000, for total cash used in our operating activities of $38,038.

As stated above, we anticipate that our cash requirements will increase substantially as a result of the fact that we are now a public, reporting company and as we begin to increase operations to generate revenue from our license and distributorship agreements.

Sources and Uses of Cash

Operations

We had no revenues for the six months ended June 30, 2007, and thus generated no cash from operations.

Investments

We increased our cash by $48,210 as a result of the acquisition of Joytoto America and Joytoto Technologies.

Financing

We did not have any cash from financing activities.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with its Board of Directors, the Company has identified the following accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Valuation of License Agreements

The company accounts for goodwill and license agreements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and other Intangible Assets.” Under SFAS 142, goodwill and intangibles with indefinite lives are not amortized; rather they are tested for impairment at least annually.  Intangible assets and license agreements, other than goodwill, with definite lives will be amortized over their useful lives ranging from 3 to 10 years. The company periodically evaluates the reasonableness of the useful lives of these intangible assets.  The license agreements were valued on our balance sheet as follows:

A. Upon execution of the Master License Agreement the Company issued Joyon Korea thirty million (30,000,000) common shares as consideration. Prior to the acquisition of the Master License Agreement the Company had an independent business valuation performed whereby the Company’s enterprise value was calculated to be $0.1799 per share. Accordingly, the shares issued for the license were valued at $0.1799 per share.

B. Prior to the acquisition of the Exclusive Distributorship Agreement the Company had an independent business valuation performed whereby the Company’s enterprise value was calculated to be $0.3562 per share. Accordingly, the shares issued for the license agreement were valued at $0.3562 per share.

C. License agreements are comprised of the following:

	June 30, 2007	December 31, 2006	Estimated Useful Life

Pang Pang License	$400,000	$-	3 years
North American Master License	5,397,000	-	10 years
Exclusive Distributorship	10,686,000	-	10 years

	16,483,000	-

Less: accumulated amortization	210,731	-

	$16,272,269	$-

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is deemed by our management to be material to investors.

DESCRIPTION OF PROPERTY

Joytoto America, Inc., a wholly-owned subsidiary of Joyon Entertainment, Inc., leases approximately 1,800 square feet of office space in Santa Clara, California, for $3,072 per month pursuant to the terms of a one (1) year lease agreement commencing March 1, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the closing of the acquisition of JEI, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than five percent (5%) of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner (3)	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Joytoto Co. Ltd. (4)(5) 3 FL Sungwoo Bldg 717-3 Sooseo-Dong Kangnam Gu, Seoul, Korea 135-220	35,000,000	22.8%

Common Stock	Joyon Entertainment Co., Ltd.(4)(5) 3 FL Sungwoo Bldg 717-3 Sooseo-Dong Kangnam Gu, Seoul, Korea 135-220	50,000,000	19.5%

Common Stock	Doo Ho Choi (2)(5)	8,000,000	5.2%

Common Stock	Seong Yong Cho (2)(5)	21,000,000	13.7%

Common Stock	Seong Sam Cho (2)(5)	21,000,000	13.7%

Common Stock	All Directors and Officers As a Group (3 persons)	50,000,000	32.6%

(1)
Unless otherwise indicated, based on 153,612,510 shares of common stock issued and outstanding following the acquisition of JEI. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates one of our officers or directors. Beneficial ownership by these officers does not include shares owned by Joytoto Co., Ltd. or Joyon Entertainment Co., Ltd.

(3)	Unless indicated otherwise, the address of the shareholder is c/o Joytoto USA, Inc., 3000 Scott Boulevard, Suite 206, Santa Clara, CA 95054.

(4)
Joyon Entertainment Co., Ltd. is a wholly-owned subsidiary of Joytoto Co. Ltd., and as such, the shares of common stock held by both are attributed to the other. Combined, they own 42.3% of our outstanding common stock.

(5)
On November 29, 2007, Joytoto Co., Ltd. and Joyon Entertainment Co., Ltd. transferred (i) 21,000,000 shares to Seong Yong Cho (our President and a member of our Board of Directors), (ii) 21,000,000 shares to Seong Sam Cho (our CFO and a member of our Board of Directors), and (iii) 8,000,000 shares to Doo Ho Choi (our COO and a member of our Board of Directors), bringing the share ownership to 35,000,000 shares owned by Joytoto Co., Ltd., and 30,000,000 shares owned by Joyon Entertainment Co., Ltd.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

There are currently warrants outstanding to acquire an aggregate of 21,000,000 shares of our common stock at an exercise price of $0.10 per share which were issued to the holders of our Junior Convertible Debentures as part of the acquisition of JEI. There are also currently warrants outstanding to acquire an aggregate of 7,400,000 shares of our common stock at an exercise price of $0.35 per share which were issued to three consultants as part of the acquisition of JEI. Other than as set forth above, none of these parties owns, in the aggregate and including shares of our common stock that may be acquired upon exercise of their warrants, more than five percent (5%) of our common stock.

There are no current arrangements which will result in a change in control.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Seong Yong Cho	39	Chief Executive Officer, President, and Director (2007)

Seong Sam Cho	42	Chief Financial Officer, Secretary, and Director (2007)

Doo Ho Choi	42	Chief Operating Officer and Director (2007)

Seong Yong Cho (Michael Cho), 39, has been the Chief Executive Officer and a Director since the acquisition of JEI on October 31, 2007. He has served as the Chief Executive Officer of Joyon Entertainment Co., Ltd. since December 1999 and has been a director of Joytoto Co., Ltd. since December 2005. He served as the CEO of Joytoto Co., Ltd. from December 2005 to November 2006, and has been the COO of Joytoto Co., Ltd. since then.

Prior to joining Joyon, Mr. Cho was a director of Sam Electronics from 1988 to 1996 and the CEO of Korea Licensing from September 1996 to March 2002. He has provided consulting services related to game development for EA/Accolade/Inforgrams, Samsung, SSangyong, Diamond Ads and other companies since 1988. In recognition of his services, he received the prize of the Ministry of Information and Communications for the Software Industry Development on December 2000 and the prize of the Prime Minister for the Software Industry Development on December 2001.

Seong Yong Cho and Seong Sam Cho are brothers.

Seong Sam Cho (Sam Cho), 42, has been the Chief Financial Officer, Secretary, and a Director since the acquisition of JEI on October 31, 2007. He has been the CEO of Joytoto Co., Ltd. since December 2006, and has been a director of Joytoto Co. Ltd. since December 2005. He served as the COO of Joytoto Co., Ltd. from December 2005 to November 2006. He has been the Chairman of the Board of Joyon Entertainment Co. Ltd., which is a subsidiary of Joytoto Co., since December 1999. Mr. Cho lectures on digital content and culture at the faculty of Sookmyung Women's University as a professor. He also participates actively as a member of the committee for Ministry of Information & Communication and Ministry of Culture & Tourism of the Korean government. Mr. Cho is a subcommittee member of the Federation of Korean Industries and Mirae Forum division of the game department. He has been engaged in the IT industry for approximately 20 years. He founded Sam Electronics Co., Ltd. in 1988. He received the prize of the Ministry of Information and Communication for the Software Industry Development on December 2001.

Doo Ho Choi (David Choi), 42, has been the Chief Operating Officer and a Director since the acquisition of JEI on October 31, 2007. He has been the internal auditor of Joytoto Co., Ltd. since December 2005. Prior to joining Joytoto Co., Ltd., Mr. Choi was a director of Imine Co., Ltd. and was responsible for their global business division. He was involved with an electronic government business in Vietnam. He took office as the CEO and CTO until April 2002 after he established Webtrol Interactive Co., Ltd. in March 2000, and he developed a remote control system through the Internet for industrial boilers. He served as the CEO and CTO of Nextware Corporation until June 1999 after he established Nextware Corporation in August 1997, and he developed a three-dimensional graphic system and ran a distribution business for computer systems. Since June 1985, he served in the Korean army as an officer and an official in the field of communication and security until August 1994. He has worked in the information and communication field for 22 years.

Other Directorships

None of our officers and directors are directors of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Audit Committee

We do not currently have an audit committee financial expert.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, none of the current required parties are delinquent in their 16(a) filings.

Code of Ethics

We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) our Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the fiscal years ended December 31, 2004, 2005, and 2006 (“Named Executive Officers”):

Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Marc Ebersole (1)(2)	2006	(1)	58,808	17,400	-0-	-0-	-0-	-0-	-0-	76,208
CEO, President,	2005	(1)	125,000	18,600	-0-	-0-	-0-	-0-	17,400	161,000
CFO (Principal	2004		-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Accounting Officer),
Secretary, Treasurer,
Director

Christine Ebersole	2006		46,870	-0-	-0-	-0-	-0-	-0-	-0-	46,870
Director

Scott Schweber	2006		-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director

Ari Kaplan (2)	2004		-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Former CEO
and Director

Wayne Daley (3)	2004		56,000	-0-	-0-	-0-	-0-	-0-	-0-	56,000
Former CEO
Former Pres
and Director

*
Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS”) No. 123R, Share Based Payment. Our policy and assumptions made in valuation of share based payments are contained in Note 2 to our December 31, 2006 financial statements.

Does not include perquisites and other personal benefits which amounts total less than 10% in aggregate of the executive’s total compensation as disclosed above. No executive officers were issued any restricted stock awards, options or SARs, LTIP payouts, non-equity incentive plan compensation, non-qualified deferred compensation, during the years presented above. Other than the executive officers named above, no officer of the Company made more than $100,000 during the years presented above.

(1)
Pursuant to Mr. Ebersole's Employment Agreement, described above, we agreed to pay Mr. Ebersole $125,000 per year in salary until the expiration of the Employment Agreement on October 31, 2009. We also agreed to pay him $950 a month in compensation for his automobile and $500 per month as a healthcare allowance pursuant to his Employment Agreement, which amounts are included under the "Other Annual Compensation" column of the table above. Mr. Ebersole’s Employment Agreement was terminated at the time of the acquisition of JEI.

(2)
Mr. Ebersole was appointed Chief Executive Officer of the Company on September 1, 2004. On the same day, Ari Kaplan resigned as Chief Executive Officer of the Company. Mr. Kaplan subsequently resigned from his position as a Director of the Company on January 14, 2005.

(3)
Wayne Daley resigned as Chief Executive Officer and Director of the Company on August 1, 2004. On the same date, Mr. Kaplan was appointed Chief Executive Officer and Director of the Company. Mr. Daley was paid $5,000 per month as salary and $2,000 per month as reimbursement for business expenses, under a two year employment contract he signed with the Company in July 2003.

Employment Contracts

We currently do not have any employment agreements with our officers.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to our officers, directors, or employees in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2006, provided for or contributed to by us.

Director Compensation

The following table sets forth director compensation for the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Marc Ebersole	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Christine Ebersole	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Scott Schweber	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*
Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS”) No. 123R, Share Based Payment. Our policy and assumptions made in valuation of share based payments are contained in Note 2 to our December 31, 2006 financial statements.

The compensation of each of our directors is fully furnished in the Summary Compensation Table above.

Directors of the Company who are also employees do not receive cash compensation for their services as directors or members of the committees of the board of directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the board of directors or management committees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers as of December 31, 2006:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Marc Ebersole	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Christine Ebersole	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Scott Schweber	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Compensation Committee Interlocks and Insider Participation

We do not have a Compensation Committee of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Effective on February 23, 2007, our wholly-owned subsidiary, Joytoto America, Inc., a California corporation, entered into a license agreement with Joytoto Co., Ltd. At the time the agreement was entered into, Joytoto America was a wholly-owned subsidiary of Joytoto Co., Ltd., prior to becoming our subsidiary as part of the acquisition of JEI. Following the acquisition of JEI, Joytoto Co., Ltd. became our majority and controlling shareholder. The license gives Joytoto America an exclusive license for one game for the United States of American for three (3) years. As consideration for the license, Joytoto America paid $400,000 to Joytoto Co., Ltd. The license also provides for a thirty percent (30%) of net sales royalty fee to be paid to Joytoto Co., Ltd.

Effective on April 18, 2007, JEI acquired 100% of the issued and outstanding common stock of Joytoto America from Joytoto Co, Ltd. in exchange for 5,000,000 shares of JEI common stock (which later was exchanged for 8,846,154 shares of our common stock as part of our acquisition of JEI). Joytoto America thus became our wholly-owned subsidiary. Concurrently, on April 18, 2007, Joytoto America, Inc. entered into a Master License Agreement with Joytoto Co., Ltd. and Joyon Entertainment Co., Ltd., both Korean corporations (the “Licensors”). At the time the agreement was entered into, JEI was a wholly-owned subsidiary of the Licensors, prior to becoming our subsidiary as part of the acquisition of JEI. Following the acquisition of JEI, Joytoto Co., Ltd. became our majority and controlling shareholder. The Master License gives Joytoto America an exclusive license for operating an online game service in North America for ten (10) years. As consideration for the license, JEI issued 30 million shares of its common stock to Joyon Entertainment Co., Ltd. (which later was exchanged for 53,076,923 shares of our common stock as part of our acquisition of JEI). The license also provides for a twenty five percent (25%) of net sales royalty to be paid to the Licensors.

Effective on June 11, 2007, our wholly-owned subsidiary, Joytoto Technologies, Inc., a Nevada corporation, entered into an Exclusive Distributorship Agreement with Joytoto Co., Ltd., a Korean corporation (the “Granting Company”). At the time the agreement was entered into, JEI was a wholly-owned subsidiary of the Granting Company, prior to becoming our subsidiary as part of the acquisition of JEI. Following the acquisition of JEI, Joytoto Co., Ltd. became our majority and controlling shareholder. The Exclusive Distributorship Agreement appoints Joytoto Technologies as the exclusive worldwide distributor of an MP3 player owned by the Granting Company. As consideration under the agreement, JEI issued 30 million shares of its common stock to Joytoto Co., Ltd. (which later was exchanged for 53,076,923 shares of our common stock as part of our acquisition of JEI).

In connection with our acquisition of JEI, we issued an aggregate of 115,000,000 shares of our common stock, restricted in accordance with Rule 144 and representing over 74% of our outstanding common stock after the transaction, to Joytoto Co., Ltd. Subsequent to the closing of the acquisition, Joytoto Co., Ltd. and Joyon Entertainment Co., Ltd. notified us that they are transferring (i) 21,000,000 shares to Seong Yong Cho (our President and a member of our Board of Directors), (ii) 21,000,000 shares to Seong Sam Cho (our CFO and a member of our Board of Directors), and (iii) 8,000,000 shares to Doo Ho Choi (our COO and a member of our Board of Directors), bringing their share ownership to 35,000,000 shares owned by Joytoto Co., Ltd., and 30,000,000 shares owned by Joyon Entertainment Co., Ltd. However, as of the date hereof, these transfers have not taken place.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

We do not have an audit, compensation, or nominating committee, and none of our Directors are considered independent.

We have not had a promoter during the last five fiscal years.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed for trading on the OTC Bulletin Board.  Our trading symbol was changed to JYTO effective October 31, 2007.

The following table sets forth the high and low bid information for each quarter within the two most recent fiscal years, plus the first three quarters of 2007, as provided by the Nasdaq Stock Markets, Inc. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year		Bid Prices
Ended
December 31,	Period	High	Low

2005	First Quarter	$4.90	$0.001
	Second Quarter	$3.00	$1.50
	Third Quarter	$5.20	$1.25
	Fourth Quarter	$5.75	$0.05

2006	First Quarter	$6.95	$2.40
	Second Quarter	$4.20	$1.25
	Third Quarter	$2.85	$1.50
	Fourth Quarter	$3.90	$0.87

2007	First Quarter	$2.33	$0.35
	Second Quarter	$2.46	$0.21
	Third Quarter	$0.22	$0.06
	Fourth Quarter (through October 31, 2007)	$1.50	$0.00

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

There are currently warrants outstanding to acquire an aggregate of 21,000,000 shares of our common stock at an exercise price of $0.10 per share which were issued to the holders of our Junior Convertible Debentures as part of the acquisition of JEI. There are also currently warrants outstanding to acquire an aggregate of 7,400,000 shares of our common stock at an exercise price of $0.35 per share which were issued to three consultants as part of the acquisition of JEI.

The number of holders of record of shares of our common stock is one hundred five (105).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

2007 Issuances

In connection with our acquisition of JEI, on October 31, 2007 we issued an aggregate of 115,000,000 shares of our common stock, restricted in accordance with Rule 144, to Joytoto Co., Ltd. The issuance was exempt pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were all either accredited or sophisticated investors.

2005 Issuances

We issued the following unregistered securities during the fourth quarter of the year ended December 31, 2005:

o  250 restricted shares of common stock to an attorney on October 10, 2005, in consideration for legal services rendered to us;

o  200 restricted shares of common stock to an attorney on October 12, 2005, in consideration for $1,000 of legal services rendered to us; and

o  An aggregate of 37,500 shares of our restricted common stock on November 11, 2005, in connection with the FSI Consulting Agreement (described above), 12,500 shares to Rahul Alim, 12,500 shares to the Alimchandani Family and 12,500 shares to Natasha Alimchandani. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

In January 2005, we agreed to issue 300,000 shares of our common stock to London Finance Group, Ltd., a California corporation, pursuant to a Consulting Agreement.

In January 2005, we issued 4,035,000 restricted shares of our Common Stock to our Chief Executive Officer, Marc Ebersole, and five unrelated entities in connection with an Exchange Agreement. Our Chief Executive Officer, Marc Ebersole, received 3,260,000 restricted shares of our Common Stock pursuant to the Exchange Agreement, of which he subsequently transferred shares to 110,000 restricted shares to two individuals, and 100,000 restricted shares to his niece, Christine Ebersole, leaving him the beneficial owner of 3,050,000 shares of our Common Stock. We claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

2004 Issuances

In July 2004, Wayne Daley and Michael Skopos, were issued 8,500,000 restricted shares of our Common Stock and 751,058 restricted shares of our Common Stock, respectively for releasing us from all claims, including options, warrants and those arising from their employment agreements, as well as approximately $401,930 of shareholder loans. We are claiming an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. As of November 9, 2007, there are 153,612,510 shares of our common stock issued and outstanding, and no shares of our preferred stock issued or outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001. We have not issued, nor established any series for, any of our preferred stock. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

Warrants. There are currently warrants outstanding to acquire an aggregate of 21,000,000 shares of our common stock at an exercise price of $0.10 per share which were issued to the holders of our Junior Convertible Debentures as part of the acquisition of JEI. There are also currently warrants outstanding to acquire an aggregate of 7,400,000 shares of our common stock at an exercise price of $0.35 per share which were issued to three consultants as part of the acquisition of JEI.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended, do not address indemnification.

Article VI of our Bylaws provides that no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (ii) the payment of dividends in violation of NRS 78.288, except for a director who dissents to the payment as provided in NRS 78.300, but liability shall otherwise be eliminated or limited to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There is no disclosure required under this item.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 31, 2007, on October 12, 2007, we entered into a Stock Exchange Agreement with Joytoto Co., Ltd., a Korean company, and Joyon Entertainment Co., Ltd, a Korean company, to purchase 100% of the issued and outstanding capital stock of Joyon Entertainment, Inc., a Delaware corporation (“JEI”), in exchange for 115,000,000 shares of our common stock (after giving effect to a one-for-forty reverse split of our common stock) as well as the divestment of our two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc. The transaction was completed on October 31, 2007, at which time Joytoto Co., Ltd. became the beneficial owner of approximately 74% of our outstanding common stock, and directors designated by Joytoto were appointed to our board of directors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 12, 2007, Scott Schweber resigned as a member of the board of directors. On October 31, 2007, Marc Ebersole and Christine Ebersole resigned as members of the Board of Directors, and appointed Seong Yong Cho (Michael Cho) as President, CEO and Director, Seong Sam Cho (Sam Cho) as CFO, Vice President, Secretary and Director, Doo Ho Choi (David Choi), as COO and Director, and Sang Yong Um as Internal Auditor.  Michael Cho and Sam Cho are brothers. Biographical information for the new officers and directors was included in our Current Report on Form 8-K filed on October 31, 2007.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

In connection with the transactions described above, effective on October 31, 2007, an Amendment to our Articles of Incorporation was filed changing our name to Joytoto USA, Inc. and effectuating a 1-for-40 reverse stock split.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are audited financial statements of Joyon Entertainment, Inc. for the period December 6, 2006 (Inception) to December 31, 2006 and for the Six Months Ended June 30, 2007.

(b) Pro Forma Financial Information

Filed herewith is a pro-forma balance sheet for Joytoto USA, Inc. as of October 31, 2007, with notes.

(c) Exhibits

3.1 (1)	Articles of Incorporation dated September 20, 2001

3.2 (2)	Articles of Amendment to Articles of Incorporation dated June 17, 2003

3.3 (3)	Certificate of Amendment to Articles of Incorporation dated January 7, 2005

3.4 (6)	Certificate of Amendment to Articles of Incorporation dated November 18, 2005

3.5 (4)	Certificate of Amendment to Articles of Incorporation dated Effective October 31, 2007

3.6 (1)	Bylaws of Web Views Corporation dated November 10, 2001

10.1 (5)	Stock Exchange Agreement, dated October 12, 2007

10.2 (5)	Agreement to Purchase Subsidiaries and Cancel Shares, dated October 12, 2007

10.3	License Agreement dated February 23, 2007

10.4	Lease Agreement dated February 26, 2007

10.5	Master License Agreement dated April 18, 2007

10.6	Exclusive Distributorship Agreement dated June 11, 2007

(1)	Incorporated by reference from our Registration Statement on Form 10SB12G filed with the Commission on July 23, 2002.
(2)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on June 25, 2003.
(3)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on January 7, 2005.
(4)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on November 6, 2007.
(5)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 31, 2007.
(6)	Incorporated by reference from our Quarterly Report on Form 10-Q filed with the Commission on November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2007	Joytoto USA, Inc.,
a Nevada corporation

/s/ Seong Yong Cho
	By:	Seong Yong Cho
	Its:	President

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD DECEMBER 6, 2006 (INCEPTION) TO DECEMBER 31, 2006
AND
FOR THE SIX MONTHS ENDED JUNE 30, 2007

Table of Contents

Report of Independent Registered Public Accounting Firm	F 1

Consolidated Balance Sheets	F 2

Consolidated Statements of Operations	F 3

Consolidated Statement of Stockholders’ Deficit	F 4

Consolidated Statements of Cash Flows	F 5

Notes to Consolidated Financial Statements	F 6

MEYLER & COMPANY, LLC
CERTIFIED PUBLIC ACCOUNTANTS
ONE ARIN PARK
1715 HIGHWAY 35
MIDDLETOWN, NJ 07748

Report of Independent Registered Public Accounting Firm

To the Board of Directors
and Stockholders
Joyon Entertainment, Inc.
Santa Clara, CA

We have audited the accompanying balance sheets of Joyon Entertainment, Inc. (a Development Stage Company) as of June 30, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the six months ended June 30, 2007 and the cumulative period December 6, 2006 (Inception) to June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Joyon Entertainment, Inc. (a Development Stage Company) as of June 30, 2007 and December 31, 2006, and the results of its operations and its cash flows for the six months ended June 30, 2007 and the period December 6, 2006 (Inception) to December 31, 2006 and the cumulative period December 6, 2006 (Inception) to June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A of the notes to the financial statements, the Company has an accumulated deficit of $294,094 and has not generated any revenues as of the date of this report. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans, in regard to subsequent operating activities, are also described in Note A. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

See also Note F as to exclusive license agreements.

Meyler & Company, LLC

Middletown, NJ
September 4, 2007

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006

ASSETS

CURRENT ASSETS
Cash	$10,172	$-
Loan receivable	11,500	-
Prepaid expenses	449	-

Total current assets	22,121	-

Property and equipment, net of accumulated
depreciation of $2,770	24,058	-

Other assets
License Agreements, net of accumulated
amortization of $210,731	16,272,269	-
Goodwill	52,912	-
Deposits	3,072	-

Total other assets	16,328,253	-

Total Assets	$16,374,432	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accrued expenses	$65,525	$5,000
Due to affiliate	20,000	-

Total Liabilities	85,525	5,000

Stockholders' Equity
Common stock, authorized 370,000,000 shares;	65,001	1
par value $0.001; 65,001,000 and 1,000 shares
issued and outstanding at June 30,2007 and
December 31, 2006 respectively
Additional paid-in-capital	16,518,000	-
Deficit accumulated during development stage	(294,094)	(5,001)

Total Stockholders’ Equity	16,288,907	(5,000)

Total Liabilities and Stockholders’ Equity	$16,374,432	$-

See accompanying notes to consolidated financial statements.

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2007	For the Period December 6, 2006 (Inception) to December 31, 2006	For the Period December 6, 2006 (Inception) to June 30, 2007

REVENUES	$-	$-	$-

COSTS AND EXPENSES
Selling, general and administrative	96,472	5,001	101,473
Depreciation	1,652	-	1,652
Amortization	190,969	-	190,969

Total Costs and Expenses	289,093	5,001	294,094

NET LOSS	$(289,093)	$(5,001)	$(294,094)

NET LOSS PER COMMON
SHARE (Basic and Diluted)	$(0.02)	$(5.00)	$(0.02)

WEIGHTED AVERAGE SHARES
OUTSTANDING	17,361,211	1,000	15,170,003

See accompanying notes to consolidated financial statements.

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period December 6, 2006 (Inception) to June 30, 2007

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Issuance of shares at $0.001 to founders	1,000	$1	$-	$-	$1

Net loss for the period December 6, 2006
(Inception) to December 31, 2006	-	-	-	(5,001)	(5,001)

Balance, December 31, 2006	1,000	1	-	(5,001)	(5,000)

Issuance of shares to acquire Joytoto
America, Inc. at $0.10 per share	5,000,000	5,000	495,000	-	500,000

Issuance of shares to acquire master license
agreement at $0.1799 per share	30,000,000	30,000	5,367,000	-	5,397,000

Issuance of shares to acquire exclusive
distributorship agreement at $0.3562 per share	30,000,000	30,000	10,656,000	-	10,686,000

Net loss for the six months ended
June 30, 2007	-	-	-	(289,093)	(289,093)

Balance, June 30, 2007	65,001,000	$65,001	$16,518,000	$(294,094)	$16,288,907

See accompanying notes to consolidated financial statements.

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2007	For the Period December 6, 2006 (Inception) to December 31, 2006	For the Period December 6, 2006 (Inception) to June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(289,093)	$(5,001)	$(294,094)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	192,621	-	192,621
Stock based compensation	-	1	1
Changes in assets and liabilities:
(Increase) decrease in loan receivable	(11,500)	-	(11,500)
(Increase) decrease in prepaid expenses	1,369	-	1,369
Increase (decrease) in accrued expenses	48,565	5,000	53,565
Increase (decrease) in due to affiliate	20,000	-	20,000

Net cash used in operating activities	(38,038)	-	(38,038)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in acquisition	48,210	-	48,210

Net cash provided by investing activities	48,210	-	48,210

CASH FLOWS FROM FINANCING ACTIVITIES	-	-	-

Net increase in cash	10,172	-	10,172

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$10,172	$-	$10,172

SUPPLEMENTAL CASH FLOW DISCLOSURES
Non-Cash Items.
Acquisition of Joytoto America, Inc.
Cash	(48,210)	-	(48,210)
Prepaid expenses	(1,817)	-	(1,817)
Property and equipment	(26,828)	-	(26,828)
Accumulated depreciation	1,118	-	1,118
License agreement	(400,000)	-	(400,000)
Accumulated amortization	19,762		19,762
Goodwill	(52,912)	-	(52,912)
Deposits	(3,072)	-	(3,072)
Accrued expenses	11,959	-	11,959
Common stock	1	-	1
Additional paid-in-capital	499,999	-	499,999
Issuance of stock to acquire license agreements	16,083,000	-	16,083,000

See accompanying notes to consolidated financial statements.

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

NOTE A - NATURE OF BUSINESS AND GOING CONCERN

Organization and Description of Business

Joyon Entertainment, Inc. (the “Company”) was incorporated on December 6, 2006 under the laws of the State of Delaware. The Company is engaged in the business of providing online gaming services and MP3 and other technical products through its wholly-owned subsidiaries.

Joytoto America, Inc., a 100%-owned subsidiary of Joyon Entertainment, Inc., was formed on July 7, 2006 under the laws of the State of California. Joytoto America, Inc. is engaged in the business of providing online games via the internet. It was acquired by the Company on April 18, 2007 for 5,000,000 shares of the Company’s common stock.

Joytoto Technolgies, Inc., a 100%-owned subsidiary of Joyon Entertainment, Inc., was formed on September 1, 2006 under the laws of the State of Nevada. Joytoto Technologies, Inc.’s business is to engage in the sales and distribution of MP3 and other technical devices. It was acquired by the Company on June 11, 2007 for $1.00 prior to acquiring a license agreement. Joytoto Technologies, Inc. had no assets or liabilities prior to its acquisition by Joyon Entertainment, Inc. and to date, has had no operating activity.

Going Concern

As indicated in the accompanying financial statements, the Company has incurred net losses of $289,093 for the six months ended June 30, 2007 and $5,001 for the period December 6, 2006 (Inception) to December 31, 2006 and has an accumulated deficit of $294,094 and negative working capital of $63,404 at June 30, 2007. Management’s plans include raising capital through the equity markets to fund future operations and generating of revenue through its license agreements. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

See also Note F as to exclusive license agreements.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Financial Statements

The consolidated financial statements include the accounts of Joyon Entertainment, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at June 30, 2007 or December 31, 2006.

Equipment and Depreciation

Equipment is stated at cost and is depreciated using the straight line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Revenue Recognition

The Company plans to recognize revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements” (“SAB No. 104”). Revenues will be recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred or services have been rendered; the fee is fixed or determinable; and collectibility is reasonably assured.

Intangible Assets, Goodwill and License Agreements

The company accounts for goodwill and license agreements in accordance with with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and other Intangible Assets.” Under SFAS 142, goodwill and intangibles with indefinite lives are not amortized; rather they are tested for impairment at least annually.

Intangible assets and license agreements, other than goodwill, with definite lives will be amortized over their useful lives ranging from 3 to 10 years. The company periodically evaluates the reasonableness of the useful lives of these intangible assets.

In order to test goodwill and other intangible assets with indefinite lives for impairment under SFAS 142, a determination of the fair value of the Company’s reporting units for its goodwill valuation and its other intangible assets with indefinite lives is required and is based upon, among other things, estimates of future operating performance of the reporting unit being valued. Changes in market conditions, among other factors may have an impact on these estimates.

Fair Values of Financial Instruments

The Company uses financial instruments in the normal course of business. The carrying values of cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term maturities of these assets and liabilities.

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under the assets and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Net Loss Per Common Share

The Company computes per share amounts in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” SFAS per share (“EPS”) requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods. There are no potential dilutive common shares at June 30, 2007.

Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is dedicating substantially all of its present efforts to establish a new business. All losses accumulated since its’ inception have been considered as part of the Company’s development stage activities.

NOTE C - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation 48, “Accounting for Income Tax Uncertainties” (“FIN 48”). FIN 48 defines the threshold for recognizing the benefits of tax return positions in the financial statements as “more-likely-than-not” to be sustained by the taxing authority. The recently issued literature also provides guidance on the derecognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 also includes guidance concerning accounting for income tax uncertainties in interim periods and increases the level of disclosures associated with any recorded income tax uncertainties. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company expects to adopt the provisions of FIN 48 beginning in the first quarter of 2008. The Company is currently in the process of determining the impact, if any, of adopting the provisions of FIN 48 on its financial position, results of operations and liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value under other accounting pronouncements that permit or require fair value measurements, changes the methods used to measure fair value and expands disclosures about fair value measurements. In particular, disclosures are required to provide information on the extent to which fair value is used to measure assets and liabilities; the inputs used to develop measurements; and the effect of certain of the measurements on earnings (or changes in net assets). SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Early adoption, as of the beginning of an entity’s fiscal year, is also permitted, provided interim financial statements have not yet been issued. The Company expects to adopt the provisions of SFAS No. 157 and is

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

NOTE C - RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

currently evaluating the potential impact, if any, that the adoption of SFAS No. 157 will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R),” which requires an employer to recognize the overfunded or underfunded status of a defined benefit plan as an asset or liability in its condensed consolidated balance sheet. Under SFAS No. 158, actuarial gains and losses and prior service costs or credits that have not yet been recognized through earnings as net periodic benefit cost will be recognized in other comprehensive income, net of tax, until they are amortized as a component of net periodic benefit cost. SFAS No. 158 is effective as of the end of the fiscal year ending after December 15, 2006 and shall not be applied retrospectively. The Company believes at this time that the adoption of SFAS No. 158 will not have a material impact on its consolidated financial statements as the Company does not have any defined benefit pension or other postretirement plans.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in the current year financial statements. SAB No. 108 requires registrants to quantify misstatements using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 does not change the guidance in SAB No. 99, “Materiality,” when evaluating the materiality of misstatements. SAB No. 108 is effective for fiscal years ending after November 15, 2006. Upon initial application, SAB No. 108 permits a one-time cumulative effect adjustment to beginning retained earnings. The Company adopted SAB No. 108 for the fiscal year ended December 31, 2006. Adoption of SAB No. 108 did not have a material impact on the consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 allows entities to measure at fair value many financial instruments and certain other assets and liabilities that are not otherwise required to be measured at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We have not determined what impact, if any, that adoption will have on our results of operations, cash flows or financial position.

NOTE D - ACQUISITION OF JOYTOTO AMERICA, INC.

On April 18, 2007, Joyon Entertainment, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Joytoto Co., Ltd., a Korean corporation, pursuant to which the Company agreed to acquire the outstanding capital stock of Joytoto America, Inc. (“JAI Shares”) from Joytoto Co., Ltd., in exchange for five million (5,000,000) shares of the Company’s common stock. The JAI Shares constitute one hundred percent (100%) of Joytoto America, Inc.’s issued and outstanding shares.

In connection with the share exchange agreement, the Company valued the 5,000,000 shares issued at $0.10 per share.

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

NOTE D - ACQUISITION OF JOYTOTO AMERICA, INC. (Continued)

The fair value of the net assets acquired at April 18, 2007 is as follows:

Cash	$48,210
Prepaid expenses	1,817
Fixed assets	25,710
License agreement	380,238
Deposits	3,072
Liabilities assumed	(11,959)

447,088

Purchase price	500,000

Goodwill	$52,912

No Pro-forma Statement of Operations is presented since the company has had no operating history.

NOTE E - FIXED ASSETS

Fixed Assets are comprised of the following:

	June 30, 2007	December 31, 2006	Estimated Useful Life

Computers	$23,500	$-	3 years
Office furniture and equipment	3,328	-	7 years

	26,828	-

Less: accumulated depreciation	2,770	-

	$24,058	$-

NOTE F - LICENSE AGREEMENTS

On February 23, 2007 Joytoto America, Inc. entered into a license agreement with Joytoto Co., Ltd. (“Joytoto Korea”), a Korean corporation, for one game, Pang Pang Terrible, for consideration of $400,000. The license is for the United States of America territory and is for a term of three (3) years. The agreement provides for a thirty percent (30%) of net sales royalty fee payable to the licensor. Net sales are defined as gross sales less fifteen percent (15%).

On April 18, 2007 Joytoto America, Inc. (“JAI”) entered into an exclusive North American Master License Agreement with Joytoto Korea and Joyon Entertainment Co., Ltd. (“Joyon Korea”), a Korean corporation. The license gives JAI the exclusive right to the use and commercialization of four (4) game titles immediately, and the right to acquire no less than twenty (20) additional game title licenses for no additional consideration. Each game license provides for a twenty-five percent (25%) of net sales royalty

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

NOTE F - LICENSE AGREEMENTS (Continued)

fee payable to the licensor. Net sales are defined as gross sales less fifteen percent (15%). The term of the agreement is ten (10) years and allows for two five (5) year extensions for additional consideration of ten thousand dollars ($10,000). Upon execution of the Master License Agreement the Company issued Joyon Korea thirty million (30,000,000) common shares as consideration. Prior to the acquisition of the Master License Agreement the Company had an independent business valuation performed whereby the Company’s enterprise value was calculated to be $0.1799 per share. Accordingly, the shares issued for the license were valued at $0.1799 per share.

On June 11, 2007 Joytoto Technologies, Inc. (“JTI”) entered into an Exclusive Distributorship Agreement with Joytoto Korea. The agreement provides that JTI has the worldwide, exclusive right to distribute, market, promote and sell Joytoto Korea’s current and future model MP3 player devices. As consideration for the Exclusive Distributorship Agreement the Company issued Joytoto Korea thirty million (30,000,000) common shares. Prior to the acquisition of the Exclusive Distributorship Agreement the Company had an independent business valuation performed whereby the Company’s enterprise value was calculated to be $0.3562 per share. Accordingly, the shares issued for the license agreement were valued at $0.3562 per share.

The above valuations contemplate that the agreements with significant worldwide customers, i.e. Best Buy Co., Inc. and Reigncom, a Korean company, will be transferred by Joytoto Korea to the U.S. companies.

The license agreements are comprised of the following:

	June 30,	December 31,	Estimated
	2007	2006	Useful Life

Pang Pang License	$400,000	$-	3 years
North American Master License	5,397,000	-	10 years
Exclusive Distributorship	10,686,000	-	10 years

	16,483,000	-

Less: accumulated amortization	210,731	-

	$16,272,269	$-

Estimated amortization for the five succeeding years is as follows:

2007	$1,081,548
2008	1,741,633
2009	1,741,633
2010	1,628,574
2011	1,608,300
2012	1,608,300

$9,409,988

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

NOTE G - DUE TO AFFILIATE

Certain expenses have been paid on behalf of the Company by Joytoto Korea. The Company has recognized the expenses and corresponding payable to Joytoto Korea as due to affiliate. The advances are non-interest bearing and have no specific repayment date.

NOTE H - STOCKHOLDERS’ EQUITY

On December 7, 2006, the Company issued 1,000 shares of its common stock to the founders at par value.

On April 18, 2007 the Company issued 5,000,000 shares of its common stock to Joytoto Co., Ltd. at $0.10 per share as consideration for the acquisition of Joytoto America, Inc.

On April 18, 2007 the company issued 30,000,000 shares of its common stock to Joyon Entertainment Co., Ltd. for the exclusive North American Master License Agreement. The shares were valued at $0.1799 per share based upon an independent professional business valuation. The agreement grants the Company’s wholly-owned subsidiary, Joytoto America, Inc., an exclusive license for the development, sale, marketing, and promotion of up to twenty-four (24) game titles within the North American territory.

On June 11, 2007 the company issued 30,000,000 shares of its common stock to Joytoto Co., Ltd. for an Exclusive Distributorship Agreement. The shares were valued at $0.3562 per share based upon an independent professional business valuation. The agreement provides that the Company’s wholly-owned subsidiary, Joytoto Technolgies, Inc., has the worldwide exclusive right to distribute, market, promote and sell Joytoto Korea’s current and future model MP3 player devices.

NOTE I - INCOME TAXES

The Company will file a consolidated income tax return on a calendar year basis. At June 30, 2007, the Company had an unused net operating loss carryforward of approximately $294,000 for income tax purposes, which expires at various limitations imposed by the rules and regulations of the Internal Revenue Service. This net operating loss carryforward may result in future income tax benefits of approximately $88,200; however because realization is uncertain at this time, a valuation reserve in the same amount has been established. Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The Company’s effective tax rate of 0% for the period December 6, 2006 (Inception) to December 31, 2006 and for the six months ended June 30, 2007 was different from the statutory rate of 30% due to the valuation allowance.

Significant components of the Company’s deferred tax liabilities and assets as of June 30, 2007 and December 31, 2006 are as follows:

JOYON ENTERTAINMENT, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

NOTE I - INCOME TAXES (Continued)

	For the six months ended June 30, 2007	For the period December 2006 (Inception) to December 31, 2006

Deferred tax liabilities	$-	$-

Net operating loss carryforwards	$294,000	$5,001
Valuation allowance for deferred taxes	(294,000)	(5,001)

Deferred tax asset	$-	$-

NOTE J - RENT EXPENSE

The Company currently is leasing office facilities in Santa Clara, California. The lease commenced on March 1, 2007 and is for a term of one year. The annual rent is $36,863. Rent expense for the six months ended June 30, 2007 was $7,373.

Joytoto USA, Inc.
(Formerly Biostem, Inc.)
(A Development Stage Company)
Pro Forma Balance Sheet
As of October 31, 2007

	Biostem, Inc.	Spin-out		Biostem, Inc.	Joyon Entertainment, Inc.		Pro Forma		Pro Forma Total
	June 30, 2007	Adjustments		Post Spin-Out	June 30, 2007		Adjustments		October 31, 2007

ASSETS

CURRENT ASSETS
Cash	$4,654	(4,654)	(2)	$-	$10,172	(6)			$10,172
Accounts receivable	51,444	(51,444)	(2)	-	-				-
Loan receivable	-			-	11,500	(6)			11,500
Prepaid expenses	-			-	449	(6)			449

Total current assets	56,098			-	22,121				22,121

Property and equipment, net of accumulated
depreciation of $2,770	56,967	(56,967)	(2)	-	24,058	(6)			24,058

Other assets
Covenant not to compete, net of amortization
of $421,011	70,739	(70,739)	(2)	-	-				-
License agreements, net of accumulated
amortization of $210,731	-			-	16,272,269	(6)			16,272,269
Goodwill	-			-	52,912	(6)			52,912
Deposits	-			-	3,072	(6)			3,072

Total other assets	70,739			-	16,328,253				16,328,253

Total Assets	$183,804			$-	$16,374,432				$16,374,432

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Bank overdraft	$31,042	31,042	(2)	$-	$-				$-
Accounts payable	51,754	51,754	(2)	-	-				-
Accounts payable to related parties	97,819	97,819	(2)	-	-				-
Current portion of long-term debt	635,928	635,928	(2)	-	-				-
Accrued expenses	870,303	820,303	(2)	50,000	65,525	(6)			115,525
Due to affiliate	-			-	20,000	(6)			20,000

Total Current Liabilities	1,686,846			50,000	85,525				135,525

LONG-TERM DEBT
Loan payable, net of current portion	94,535	94,535	(2,3)	-	-				-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, authorized 300,000,000 shares;
par value $0.001; 175,218,044 issued and
and outstanding at June 30, 2007and
153,612,510 shares issued and outstanding
at October 31, 2007	175,218	140,605	(1,2,3,4,5)	34,613	-		(119,000)	(6,7)	153,613
Common stock, authorized 370,000,000 shares;
par value $0.001; 65,001,000 issued and
outstanding at October 31, 2007	-				65,001	(6)	65,001	(6)	-
Additional paid-in-capital	13,773,172	(26,008,633)	(1,2,3,4,5)	39,781,805	16,518,000	(6)	(5,409,896)	(7,8,9)	61,709,701
Deficit accumulated during development stage	(15,545,967)	24,320,451	(1,2,4)	(39,866,418)	(294,094)	(6)	5,463,895	(7,8,9)	(45,624,407)

Total Stockholders’ Equity (Deficit)	(1,597,577)			(50,000)	16,288,907				16,238,907

Total Liabilities and Stockholders’ Equity (Deficit)	$183,804			$-	$16,374,432				$16,374,432

See accompanying notes to pro forma adjustments.

No proforma profit and loss information is presented because the acquired company has had no operating results other than start-up expenditures and license amortization.

Notes:

1.	Cancellation of 1,500,000 shares of the Company’s common stock to a consultant in 2005.

2.
Spin out of the assets and liabilities of ABS Holding Company, Inc. and BH Holding Company, Inc. to a private company in consideration of 130,000,000 shares of the Company’s common stock held by management.

3.	Conversion of Junior Debentures into 694,000,000 shares of the Company’s common stock.

4.
Issuance of 646,781,960 shares (pre-split) of the Company’s common stock at the pre-reverse split market price of $0.04 per share to induce the Junior Debenture Holders to convert the debentures. These shares were issued to the Junior Debenture Holders which are deemed to be affiliated or related to the management of GCH Capital, the investment banking firm structuring the transaction.

5.	To give effect to the 1:40 reverse split approved by the Board of Directors on October 31, 2007.

6.	To give effect to the reverse merger with Joytoto USA on October 31, 2007.

7.
In connection with the merger agreement, the Company issued 4,000,000 shares of the Company’s common stock as a transaction fee at the post-reverse split market price of $1.50 per share. Additionally, 4,000,000 warrants to acquire the Company’s common stock at $0.35 per share (post split) were issued to these consultants. The warrants vest immediately and are exercisable over a 7 year period.

8.
The Company entered into a two-year consulting agreement with London Finance Group commencing October 1, 2007. Under the consulting agreement, the Company is to pay London Finance Group a monthly retainer of $20,000, payable on the first day of the month beginning November 1, 2007. Additionally, the Company issued 3,400,000 warrants to acquire the Company’s common stock at $0.35 per share (post split) to London Finance Group. London Finance Group subsequently assigned 1,000,000 warrants to management of the Company. These warrants vest immediately and are exercisable over a 7 year period.

9.
The Company issued 21,000,000 warrants to acquire the Company’s common stock at $0.10 per share (post split) to the former Junior Debenture Holders, who are deemed to be affiliated or related with GCH Capital. These warrants vest immediately and are exercisable over a 7 year period.

10.	The fair values of the above $0.35 and $0.10 warrants were computed to be $1.26 and $1.43, respectively, using the Black-Scholes model using the following criteria.

a.	Expected life	7 years
b.	Risk free rate	4.20%
c.	Volatility	43.50%
d.	Dividend yield	0.00%

11.	No pro-forma profit and loss information is presented since the acquired company has had no operating results other than start-up expenditures and license amortization.